UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Dated of Report (Date of Earliest Event Reported): December 14, 2007
of
ARRIS GROUP, INC.
A Delaware Corporation
IRS Employer Identification No. 58-2588724
Commission File Number 000-31254
3871 Lakefield Drive
Suwanee, Georgia 30024
(678) 473-2000
Not Applicable

Former name or former address, if changed since last report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 14, 2007, ARRIS Group, Inc. (“ARRIS”) completed its previously announced acquisition of C-COR Incorporated (“C-COR”). Pursuant to the Agreement and Plan of Merger, dated September 23, 2007, by and among ARRIS, C-COR and Air Merger Subsidiary, Inc. (the “Merger Agreement”), each issued and outstanding share of C-COR common stock, other than shares held in treasury or by ARRIS, were converted into the right to receive either (i) $13.75 in cash or (ii) 1.0245 shares of ARRIS common stock and $0.688 in cash. ARRIS will issue approximately $366 million in cash and 25.1 million shares of common stock in the merger. In addition, all outstanding options to acquire shares of C-COR common stock were converted into options to acquire shares of ARRIS common stock and the number of shares underlying such options and the exercise price thereof were adjusted accordingly. The vesting of the unvested outstanding options was accelerated as a result of the merger. A copy of the Merger Agreement was filed with ARRIS’ Current Report on Form 8-K filed with the SEC on September 24, 2007 and is incorporated herein by reference.
     As a result of the merger, the shares of C-COR common stock have ceased trading on the Nasdaq Global Select Market and will be delisted.
     The audited consolidated financial statements of C-COR as of and for the fiscal year ended June 29, 2007 are incorporated by reference into this Current Report as provided below under Item 9.01. Arris will file, prior to February 27, 2008, pro forma financial statements of ARRIS, prepared in accordance with Regulation S-X, reflecting the acquisition C-COR.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 14, 2007, in connection with the closing of the C-COR merger described above in response to Item 2.01, David A. Woodle was appointed to the ARRIS Board of Directors to serve until the 2008 Annual Meeting of Shareholders and until his successor is duly elected and qualified. The C-COR Board of Directors nominated Mr. Woodle for appointment to the ARRIS Board of Directors pursuant to the terms of the Merger Agreement. Mr. Woodle had been Chairman of C-COR’s Board of Directors since October 2000 and served as C-COR’s Chief Executive Officer since July 1998.
     As a result of the merger with C-COR, Mr. Woodle will be entitled to a number of benefits tied to his service with C-COR, a description of which is included in ARRIS’ Registration Statement on Form S-4, as amended (File No. 333-146683) under the heading “The Merger — Interests of C-COR’s Directors and Management in the Merger” and such description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired
     The audited consolidated balance sheets of C-COR as of June 29, 2007 and June 30, 2006 and the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of shareholders’ equity of C-COR for each of the three fiscal years in the period ended June 29, 2007, including the notes thereto, are incorporated by reference into this Current Report from C-COR’s Annual Report on Form 10-K, filed by C-COR with the SEC on September 12, 2007, as amended.
     (b) Pro Forma Financial Information
     The required pro forma financial information with respect to ARRIS’ acquisition of C-COR will be filed as an amendment to this Current Report prior to February 27, 2008.
     (d) Exhibits

2.1
Agreement and Plan of Merger, dated September 23, 2007, by and among ARRIS Group, Inc., C-COR Incorporated and Air Merger Subsidiary, Inc. (incorporated by reference from Exhibit 2.1 to ARRIS’ Current Report on Form 8-K filed on September 24, 2007).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm for C-COR Incorporated.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.
By:	/s/ Lawrence A. Margolis
Lawrence A. Margolis
Executive Vice President of Strategic Planning, Administration and Chief Counsel and Secretary

Dated: December 20, 2007